Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports January 2018

Operational Performance

CHICAGO, Feb. 8, 2018 – United Airlines (UAL) today reported January 2018 operational results.

UAL’s January 2018 consolidated traffic (revenue passenger miles) increased 1.8 percent and consolidated capacity (available seat miles) increased 3.3 percent versus January 2017. UAL’s January 2018 consolidated load factor decreased 1.2 points compared to January 2017.

“Thanks to the commitment and professionalism of our employees across the company, we are starting the year off right with another record-breaking month,” said Scott Kirby, president of United Airlines. “We finished first among our competitors for on-time departures, marking the seventh time in the past 10 months that we’ve ranked in the top spot for mainline departures, ensuring our customers are getting to their destinations safely and on-time.”

The company continues to expect first-quarter 2018 consolidated passenger unit revenue to be flat to up 2.0 percent compared to the first quarter of 2017.

About United

United Airlines and United Express operate approximately 4,500 flights a day to 338 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 744 mainline aircraft and the airline’s United Express carriers operate 518 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 191 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol “UAL”.

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United Reports January 2018 Operational Performance / Page 2

Preliminary Operational Results

	January
	2018	2017	Change
REVENUE PASSENGER MILES (000)
Domestic	9,066,959	8,733,944	3.8%
Mainline	7,275,744	7,006,363	3.8%
Regional	1,791,215	1,727,581	3.7%
International	7,264,510	7,311,680	(0.6%)
Atlantic	2,342,327	2,246,440	4.3%
Pacific	2,870,104	2,937,858	(2.3%)
Latin	2,052,079	2,127,382	(3.5%)
Mainline	1,968,858	2,046,229	(3.8%)
Regional	83,221	81,153	2.5%
Consolidated	16,331,469	16,045,624	1.8%

AVAILABLE SEAT MILES (000)
Domestic	11,247,023	10,635,046	5.8%
Mainline	8,940,239	8,461,124	5.7%
Regional	2,306,784	2,173,922	6.1%
International	9,376,475	9,329,270	0.5%
Atlantic	3,230,833	3,213,178	0.5%
Pacific	3,694,673	3,556,157	3.9%
Latin	2,450,969	2,559,935	(4.3%)
Mainline	2,343,885	2,443,172	(4.1%)
Regional	107,084	116,763	(8.3%)
Consolidated	20,623,498	19,964,316	3.3%

PASSENGER LOAD FACTOR
Domestic	80.6%	82.1%	(1.5	) pts
Mainline	81.4%	82.8%	(1.4	) pts
Regional	77.6%	79.5%	(1.9	) pts
International	77.5%	78.4%	(0.9	) pts
Atlantic	72.5%	69.9%	2.6	pts
Pacific	77.7%	82.6%	(4.9	) pts
Latin	83.7%	83.1%	0.6	pts
Mainline	84.0%	83.8%	0.2	pts
Regional	77.7%	69.5%	8.2	pts
Consolidated	79.2%	80.4%	(1.2	) pts

ONBOARD PASSENGERS (000)
Mainline	7,909	7,763	1.9%
Regional	3,194	3,060	4.4%
Consolidated	11,103	10,823	2.6%

CARGO REVENUE TON MILES (000)
Total	254,953	233,478	9.2%
OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	70.1%	60.7%	9.4	pts
Mainline Completion Factor	98.1%	99.4%	(1.3	) pts

[1]	Based on mainline scheduled flights departing by or before scheduled departure time

Note: See Part II, Item 6 Selected Financial Data of the company’s Annual Report on Form 10-K for the year ended December 31, 2016 for the definition of these statistics

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United Reports January 2018 Operational Performance / Page 3

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; potential reputational or other impact from adverse events in our operations; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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